Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended Annual Report of Globetech Ventures Corp. (the ACompany@) on Form 20-F/A for the year ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the AReport@), I, Casey Forward, President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 11, 2011	By:	/s/ Casey Forward
Casey Forward
President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Globetech Ventures Corp. and will be retained by Globetech Ventures Corp. and furnished to the Securities and Exchange Commission or its staff upon request.